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                                                                    EXHIBIT 23.2

                         CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in this Registration Statement of Barr Laboratories, Inc. ("Barr") on Form S-8 pertaining to the Barr Laboratories, Inc. 2002 Stock and Incentive Award Plan of our report dated November 30, 2001, with respect to the consolidated financial statements of Duramed Pharmaceuticals, Inc. ("Duramed") as of June 30, 2001, December 31, 2000 and December 31, 1999 and for the six months ended June 30, 2001 and for each of the two years in the period ended December 31, 2000, which were combined with the consolidated financial statements of Barr to give retroactive effect to the merger of Barr with Duramed that has been accounted for as a pooling of interests, included in its Annual Report (Form 10-K) for the year ended June 30, 2002, filed with the Securities and Exchange Commission.

                                                 /s/ Ernst & Young LLP


Cincinnati, Ohio
December 20, 2002


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